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                                    EXHIBIT I


Directors                                            Executive Officers
---------                                            ------------------

Frances H. Johnson                                   Frances H. Johnson
Charles B. Newsome                                   Charles B. Newsome
Judith Johnson                                       Judith Johnson
F. Joanne Johnson                                    F. Joanne Johnson
Kathryn Johnson                                      Kathryn Johnson